Exhibit 10.1
OPPFI INC.
DIRECTOR DEFERRED COMPENSATION PLAN ESTABLISHMENT AND PURPOSE
This OppFi Inc. Director Deferred Compensation Plan, as such plan may be amended from time to time (this “Plan”), is hereby established effective as of June 9, 2025. The purpose of this Plan is to promote the interests of OppFi Inc., a Delaware corporation (the “Company”), by giving each Director (as defined below) of the Company the opportunity to defer the equity-based compensation they receive for their service as a Director. This Plan is also intended to aid in attracting and retaining, as members of the Board, persons whose abilities, experience and judgment can contribute to the success of the Company.
Article I Definitions
Capitalized terms used herein and for purposes of any Election Form (as defined below) shall, as applicable, have the meanings ascribed to such terms in the Equity Plan (as defined below) or the meanings specified below, unless the context clearly indicates to the contrary:
1.1“Beneficiary” shall mean the person(s) designated by a Director under Section 6.2 hereof who will receive the balance of the Director’s Deferral Account in the event of the Director’s death.
1.2“Change of Control” shall mean a Change in Control for purposes of the Equity Plan that would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A.
1.3“Deferral Account” shall mean, with respect to a Participation Year, the applicable bookkeeping account maintained by the Company to record (a) a Director’s deferral of Equity Compensation in respect of such Participation Year and (b) the related Equity Compensation payment obligation of the Company to such Director, in each case, under the terms of this Plan.
1.4“Director” shall mean, at any given time, a Director who is a “non-employee director” for purposes of Rule 16b-3.
1.5“Disability” shall mean, with respect to a Director, the Director is disabled for purposes of Treas. Reg. Section 1.409A-3(i)(4).
1.6“Election Form” shall mean, with respect to a Participation Year, that certain form to be completed by a Director specifying (a) the Equity Compensation with respect to such Participation Year that a Director has elected to defer under this Plan, and (b) the payment schedule that shall apply to such deferred Equity Compensation, subject to Section 4.2 hereof, it being understood that a single payment schedule shall apply to the deferrals of Equity Compensation with respect to a given Participation Year.

1.7“Equity Compensation” shall mean the equity awards granted by the Company in the form of Restricted Stock Units pursuant to the Equity Plan during a Participation Year to a Director.
1.8“Equity Plan” shall mean the OppFi Inc. 2021 Equity Incentive Plan or any successor plan, in each case, as amended or amended and restated from time to time.
1.9“Participation Year” shall mean the Year in which a Director’s Equity Compensation is granted to, and may be deferred by, the Director pursuant to this Plan.
1.10“RSU Award” shall have the meaning ascribed to such term in Section 3.2(a) hereof.
1.11“Separation from Service” shall mean a termination of services provided by a Director by reason of such Director’s departure from the Board, whether due to resignation, retirement, or otherwise, as determined by the Board in accordance with Section 409A.
1.12“Six-Month Delay Toggle” shall have the meaning ascribed to such term in Section 6.5 hereof.
1.13“Year” shall mean a calendar year during the term of this Plan, it being understood that the first Year of the plan shall consist of the portion of the 2025 calendar year beginning on June 9, 2025 and ending on December 31, 2025.
Article II Participation
2.1        Participation. To the extent permitted under Section 409A and subject to the terms and conditions of this Plan, each Director may elect to defer their Equity Compensation with respect to a Participation Year.
2.2    Timing and Types of Elections.
(a)In General. Except as provided in Sections 2.2(b) and (c) below, each Director may make an irrevocable election, by filing an Election Form with the Committee no later than December 31 of the Year immediately preceding the applicable Participation Year, to defer all or a portion of the Equity Compensation that will be granted to the Director during such Participation Year.
(b)Initial Participation Year. For the 2025 Participation Year, each Director may make an irrevocable election to defer all or a portion of the Equity Compensation granted to such Director during the 2025 Participation Year, by filing an Election Form with the Committee no later than the date that is immediately prior to the date on which the Equity Compensation will be granted to the Director during such Participation Year (i.e., the “grant date”); provided that such deferral shall relate to Equity Compensation that is solely attributable to services rendered by such Director on and after such grant date.

(c)New Directors. No deferral election shall be made hereunder with respect to any Equity Compensation that will be granted to an individual with respect to a Participation Year that commences prior to such time such individual first became a Director, unless otherwise determined by the Committee and subject to Section 409A (e.g., which generally requires that such irrevocable election be made no later than 30 days after such Director’s receipt of their initial Equity Compensation Award and that such deferral relates to Equity Compensation that is attributable to services rendered by such Director after the date such election becomes irrevocable).
(d)Election Form. All elections on an Election Form shall be in writing on such form as shall be established by the Committee from time to time. Deferral elections are not continuous from Year to Year and are only effective for the Participation Year indicated on the Election Form. Except as otherwise provided in an Election Form, the elections made pursuant to such Election Form shall become irrevocable as of the applicable the deadline described above in Section 2.2(a) or (b) hereof, as applicable.
Article III Deferral Accounts
3.1    Establishment of Deferral Account. The Company shall establish and maintain one or more separate Deferral Accounts in the name of each Director who has elected to defer Equity Compensation under this Plan.
3.2    Deferral Account Credits. If a Director elects to defer Equity Compensation under this Plan, the Company shall credit the Director’s Deferral Account as of the date on which the applicable amount of the deferred Equity Compensation is granted under the Equity Plan. All Equity Compensation held in a Director’s Deferral Account shall, solely for Plan administration purposes, be recorded as a fixed number of Restricted Stock Units, plus any accrued dividend equivalent payments attributable thereto, and subject to further adjustment pursuant to the terms and conditions of the Equity Plan and the applicable equity award agreement thereunder (collectively, the “RSU Award”).
3.3    Continued Restricted Stock Unit Status. For the avoidance of doubt, (i) neither the         establishment of this Plan nor the existence of any Deferral Account shall cause the Restricted Stock Units attributable to a Deferral Account to convert to shares of Stock or other property, and (ii) such Restricted Stock Units shall remain in place as Restricted Stock Units that are otherwise subject to the terms and conditions of the RSU Award until payment of the related Deferral Account occurs pursuant to Section 4.2 hereof.
Article IV Distributions
4.1    Form of Distribution. Subject to the provisions of Section 4.2 hereof, a Director’s Deferral Account shall be distributed to the Director in such form of payment (e.g., cash or shares of Stock (or a combination thereof), etc.) as provided pursuant to the terms and conditions of the RSU Award, it being understood that, notwithstanding any provision in this Plan to the contrary, such payments shall be made only to the extent the underlying Equity

Compensation is vested pursuant to the terms and conditions of the RSU Award. Payment shall commence as provided in Section 4.2 hereof.
4.2    Timing of Distribution. Subject to the provisions of Section 4.3 hereof, distribution of a Director’s Deferral Account shall be payable to the Director within 60 days following the earliest of: (x) such time as elected by the Director on the Election Form, or (y) the occurrence of any of the events set forth below; provided that in the event such 60-day period begins in one taxable year and ends in a second taxable year, then payment shall be made in the second year:
(a)In the event of the occurrence of a Change of Control before payment of the Director’s Deferral Account has commenced or has been completed, the balance of the Director’s Deferral Account shall be distributed to the Director in a lump sum;
(b)In the event of the Director’s death before payment of the Director’s Deferral Account has commenced or has been completed, the balance of the Director’s Deferral Account shall be distributed to the Director’s Beneficiary in a lump sum; and
(c)In the event of the Director’s Disability before payment of the Director’s Deferral Account has commenced or has been completed, the balance of the Director’s Deferral Account shall be distributed to the Director in a lump sum;
provided that in no event shall the occurrence of an event described in the preceding clauses (a),
(b) or (c) delay the payment under the Director’s Deferral Account that previously became payable hereunder (i.e., once an amount becomes payable, such amount shall be paid within the 60-day period described above without regard to the occurrence of an event described in the preceding clauses (a), (b) or (c)).
4.3    Responsibility for Taxes. The Director or Beneficiary shall be liable for payment of any and all income or other taxes imposed on amounts payable under this Plan unless the Company is otherwise required to withhold such amounts from the payment of the Deferral Account. To the extent that the Committee determines that any income or other taxes are required by law to be withheld with respect to amounts payable under this Plan, the Director or Beneficiary shall authorize withholding from payroll and any other amounts payable to the Director or Beneficiary, and otherwise agree to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Company, if any, which arise in connection with the Award. The Company shall have no obligation to make any distributions of a Director’s Deferral Account until any such tax withholding obligations of the Company have been satisfied by the Director.

Article V
Administration; Amendment And Termination; Indemnification
5.1    Administration. This Plan, which for the avoidance of doubt includes any Election Form, shall be administered by the Committee, which has sole authority to interpret and construe this Plan, and, in general, to make all other determinations advisable for the administration of this Plan to achieve its stated objective. Determinations made by the Committee in respect of its administration of this Plan shall be final and binding upon all parties for all purposes. The Committee shall have the power to delegate all or any part of its non-discretionary duties in respect of the administration of this Plan to one or more designees, and to withdraw such authority, by written designation.
5.2    Amendment and Termination. This Plan may be amended, modified, or terminated by the Committee or the Board at any time, except that no such action shall (without the consent of affected Directors or, if appropriate, their respective Beneficiaries or personal representatives) adversely affect in a material way the rights of Directors or, if appropriate, their respective Beneficiaries or personal representatives with respect to amounts deferred under this Plan prior to the date of such amendment, modification, or termination. Pursuant to Section 6.5 hereof, this Plan is intended to constitute a plan of deferred compensation that meets the requirements for deferral of income taxation under Section 409A. The Committee, pursuant to its authority to interpret this Plan, may sever from this Plan or any Election Form any provision or exercise of a right that otherwise would result in a violation of Section 409A.
5.3    Indemnification. No member of the Board nor any person to whom authority has been delegated, shall be personally liable for any action, interpretation, or determination made in good faith with respect to this Plan, and each member of the Board (or delegate of the Board) shall be fully indemnified and protected by the Company with respect to any liability they may incur with respect to any such action, interpretation, or determination, to the extent permitted by applicable law.
Article VI Miscellaneous Provisions
6.1    Limitation on Director’s Rights. Participation in this Plan shall not give any Director the right to continue to serve as a member of the Board or any rights or interests other than as herein provided. No Director shall have any right to any payment or benefit hereunder, except to the extent provided in this Plan. This Plan shall create only a contractual obligation on the part of the Company as to any such payment or benefit and shall not be construed as creating a trust. This Plan, in and of itself, has no assets. Directors shall have only the rights of general unsecured creditors of the Company with respect to any such payment or benefit credited to or payable from their Deferral Account.
6.2    Beneficiaries.
(a)Beneficiary Designation. Subject to applicable law (including any applicable community property and probate laws), each Director may designate in writing the Beneficiary that the Director chooses to receive any payments that become payable after the Director’s death. A Director’s Beneficiary designation shall be made on forms provided, and in accordance with procedures established, by the Board and may be changed by the Director from time to time before the Director’s death.
(b)Definition of Beneficiary. A Director’s “Beneficiary” or “Beneficiaries” shall be the person(s), including a revocable living trust established by, and for the benefit of, the Director alone or for the benefit of the Director and one or more immediate family members, validly designated by the Director or, in the absence of a valid designation, entitled by will or the laws of descent and distribution to receive the amounts otherwise payable to the Director under this Plan in the event of the Director’s death.
6.3    Benefits Not Transferable; Obligations Binding Upon Successors. Benefits of a Director under this Plan shall not be assignable or transferable and any purported transfer, assignment, pledge, or other encumbrance or attachment of any payments or benefits under this Plan, or any interest thereon shall not be permitted or recognized, other than pursuant to Section 6.2 hereof or pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order. Obligations of the Company under this Plan shall be binding upon successors of the Company.
6.4    Governing Law; Severability. The validity of this Plan or any of its provisions shall be construed, administered and governed in all respects under and by the laws of the State of Delaware. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.
6.5    Section 409A. This Plan is intended to be administered in compliance with Section 409A, and each provision of this Plan shall be interpreted consistent with Section 409A. Although intended to comply with Section 409A, this Plan shall not constitute a guarantee to any Director or Beneficiary that this Plan in form or in operation will result in the deferral of federal or state income tax liabilities or that the Director or Beneficiary will not be subject to the additional taxes imposed under Section 409A. The Company and its affiliates shall not have any legal obligation to a Director such Director’s Beneficiary or Beneficiaries, personal representative(s), and other successors in interest with respect to taxes imposed under Section 409A. It is the intent of this Plan that any right of a Director to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments. Anything to the contrary herein notwithstanding, if, at the time of a Director’s termination of service as a director of the Company, such Director is a “specified employee” (as defined in Section 409A), and the deferral of the commencement of any amount of the payments or benefits otherwise payable pursuant to this Plan is necessary in order to prevent any accelerated or additional tax under Section 409A, then, to the extent permitted by Section 409A, such payments or benefits (without any reduction in the payments or benefits ultimately paid or provided to the Director) will be deferred until the earlier to occur of (a) the Director’s death or (b) the first business day that is six months following such termination of service with the Company and its affiliates, provided that amounts which qualify for the separation pay plan exemption under Treas. Reg. Section 1.409A-1(b)(9)(v)(D) and do not exceed the limits set forth in Section 402(g)(1)(B) of the Code in the year of such termination of service shall be payable immediately upon such termination of service (the “Six-Month Delay Toggle”). Any payments or benefits deferred due to the Six-Month Delay Toggle will be paid in a lump sum (without interest) to the Director on the earliest to occur of clause (a) or (b) in the immediately preceding sentence.
6.6    Unfunded Plan. All payments hereunder shall be made by the Company from its general assets at the time and in the manner provided for in this Plan. No funds, securities or other property of any nature shall be segregated or earmarked for any current or former Director, Beneficiary or other person, and any such person’s sole right under this Plan is as a general creditor of the Company with an unsecured claim against its general assets.
6.7    Headings Not Part of Plan. Headings and subheadings in this Plan are inserted for reference only and are not to be considered in the construction of this Plan.
6.8    Equity Plan Matters. This Plan is intended to supplement the Equity Plan, including section 15 thereto, and shall be administered in conjunction with the administration of the Equity Plan.
6.9    Consent to Plan Terms. By electing to participate in this Plan, a Director shall be deemed conclusively to have accepted and consented to all of the terms of this Plan and to all actions and decisions of the Board with respect to this Plan. Such terms and consent shall also apply to and be binding upon each Director’s Beneficiary or Beneficiaries, personal representative(s), and other successors in interest.
IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the OppFi Inc. Director Deferred Compensation Plan as duly adopted by the Board on June 9, 2025.

/s/ Marv Gurevich
Marv Gurevich, Secretary